Exhibit 99.1

Angie’s List Reports First Quarter 2017 Results and
Merger with IAC’s HomeAdvisor

•
Angie’s List and IAC announced they have entered into a definitive agreement to combine Angie’s List and IAC’s HomeAdvisor into a new, publicly traded company; a separate release announcing the transaction was issued yesterday

•	Revenue of $73.1 million as compared to $83.9 million for the first quarter of 2016

•	Net income of $2.0 million as compared to a net loss of $4.6 million for the first quarter of 2016

•	Adjusted EBITDA[1] of $10.7 million as compared to $4.8 million for the first quarter of 2016

•	Gross member additions of 860,000, up 357% from 188,000 in the first quarter of 2016, bringing our total membership count to 5.7 million as of the end of the quarter

•	Positive net participating service provider additions, bringing the total number of participating service providers to 55,673 as of the end of the quarter

INDIANAPOLIS — May 2, 2017 — Angie’s List, Inc. (NASDAQ: ANGI) today announced financial results for the quarter ended March 31, 2017.

“This is an exciting day for Angie’s List.” said Scott Durchslag, President and Chief Executive Officer of Angie’s List. “We look forward to joining forces with HomeAdvisor and believe this merger will create compelling value for our shareholders.”

“In terms of our results, the year is off to a good start, with key leading indicators moving in the right direction. We added 860,000 gross members in the quarter on significantly lower year over year marketing spend, and in March, we had the highest month of traffic to our website in company history. Member engagement, service provider backlog and sales productivity all improved sequentially as our freemium model continued to gain traction with our customers.”

“We also made great progress realizing the cost improvements we put in place at the end of last year,” continued Durchslag. “As a result, we improved to profitability from a net loss in the year ago quarter. While it will take time to reignite organic revenue growth, we are seeing the positive changes in new member growth, member engagement, originations bookings and service provider contract value backlog that we anticipated from our freemium strategy.”

Angie’s List and IAC announced they have entered into a definitive agreement to combine Angie’s List and IAC’s HomeAdvisor into a new, publicly traded company, to be called ANGI Homeservices Inc. Under the terms of the agreement, Angie’s List stockholders will have the right to elect to receive either one share of Class A common stock of the new company or $8.50 per share in cash, for each share of Angie’s List stock that they own, with the total amount of cash available in the transaction capped at $130 million. IAC will own between approximately 87% and 90% of the new company at closing, which is expected to take place in the fourth quarter of 2017.

In light of the pending merger, Angie’s List will not be hosting a conference call for its first quarter 2017 results. More details on the pending merger can be found on the IAC website http://www.iac.com/Investors.

1 Adjusted EBITDA is a non-GAAP financial measure.

Key Operating Metrics

Three months ended	March 31, 2017	March 31, 2016	Change
Total free memberships (end of period)[1]	3,372,551	—	N/A
Total paid memberships (end of period)	2,347,480	3,309,166	(29)%
Total memberships (end of period)	5,720,031	3,309,166	73%

Gross free memberships added (in period)[2]	849,865	—	N/A
Gross paid memberships added (in period)	10,356	188,242	(94)%
Gross memberships added (in period)	860,221	188,242	357%

Average paid membership renewal rate (in period)[3]	66%	75%	(9) pts

Participating service providers (end of period)[4]	55,673	54,864	1%
Total service provider contract value (end of period, in thousands)	$246,830	$267,302	(8)%
Total service provider contract value backlog (end of period, in thousands)	$154,434	$165,360	(7)%

(1) Total free memberships reflects the number of free members as of the end of the period who joined subsequent to us dropping our ratings and reviews paywall in June 2016, as well as the number of former paid members who requested a change in membership status from paid to free over the same time period.

(2) Gross free memberships added represents the total number of new free members added during the reporting period. This figure does not include former paid members who requested a change in membership status from paid to free.

(3) Average paid membership renewal rate reflects the percentage of all paid memberships expiring in the reporting period that are renewed as paid members.

(4) We include in participating service providers the total number of service providers under contract for advertising, e-commerce or both at the end of the period.

First Quarter Results
Total revenue for the first quarter of 2017 was $73.1 million, compared to $83.9 million in the year-ago quarter, driven by declines in service provider and membership revenue.

Service provider revenue was $61.6 million, a decline of approximately 9% compared to a year ago, due in part to the challenges we experienced in the prior year in connection with the migration to our new technology platform. These challenges resulted in lower originations and renewals bookings in 2016 that continued to have an impact on service provider revenue in the first quarter of 2017 given the 12-month average duration of our service provider contracts.

Membership revenue was $11.5 million, down approximately 29% from the year-ago quarter, due largely to the impact of our removal of the ratings and reviews paywall in June 2016.

Operations and support expense was $8.3 million, a decrease from $12.2 million in the year-ago quarter, primarily due to a decline in publication costs associated with our implementation of a digital content distribution strategy as well as lower compensation and personnel-related costs.

Selling expense was $26.4 million, down from $27.8 million in the year-ago period, largely related to a decline in compensation and personnel-related costs.

Marketing expense was $9.8 million, a decrease from $19.1 million in the year-ago quarter, due to a reduction in advertising spend as we adjusted the level and timing of such spend in the first quarter of 2017 as compared to the first quarter of 2016.

Product and technology expense was $14.3 million, an increase from $10.0 million in the year-ago period, largely attributable to depreciation and amortization expense on our technology platform, which we placed in service as of the end of the first quarter of 2016, and higher compensation and personnel-related costs.

General and administrative expense was $10.9 million, a decrease from $18.7 million in the year-ago quarter, driven primarily by a period over period decrease in outsourced services expenditures and professional fees and lower compensation and personnel-related costs, as well as the impact of a $3.5 million contingent legal liability recorded during the first quarter of 2016 that did not recur in the first quarter of 2017.

Net income for the quarter was $2.0 million as compared to a net loss of $4.6 million in the year-ago quarter. Adjusted EBITDA1 was $10.7 million for the period as compared to adjusted EBITDA1 of $4.8 million in the year-ago period.

Cash provided by operations was $4.2 million. At March 31, 2017, the balance of cash, cash equivalents and investments was $41.0 million. Capital expenditures declined to $2.0 million in the quarter as compared to $6.4 million in the year-ago quarter, due in large part to lower capitalized website and software development costs associated with our technology platform.

1 Adjusted EBITDA is a non-GAAP financial measure.

Angie’s List, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2017	December 31, 2016

	(Unaudited)
Assets
Cash and cash equivalents	$28,789	$22,402
Short-term investments	12,200	16,541
Accounts receivable, net	15,793	16,371
Prepaid expenses and other current assets	20,674	17,002
Total current assets	77,456	72,316
Property, equipment and software, net	80,494	82,714
Goodwill	1,145	1,145
Amortizable intangible assets, net	1,054	1,219
Total assets	$160,149	$157,394

Liabilities and stockholders’ equity
Accounts payable	$4,179	$2,886
Accrued liabilities	22,466	23,128
Deferred membership revenue	20,448	23,208
Deferred advertising revenue	42,684	42,297
Current maturities of long-term debt	2,250	1,500
Total current liabilities	92,027	93,019
Long-term debt, net	55,629	56,142
Deferred membership revenue, noncurrent	1,624	2,032
Deferred advertising revenue, noncurrent	441	456
Other liabilities, noncurrent	726	1,245
Total liabilities	150,447	152,894
Stockholders’ equity:
Common stock	68	68
Additional paid-in-capital	293,419	290,182
Treasury stock	(23,734)	(23,719)
Accumulated deficit	(260,051)	(262,031)
Total stockholders’ equity	9,702	4,500
Total liabilities and stockholders’ equity	$160,149	$157,394

Angie’s List, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016

	(Unaudited)
Revenue
Membership	$11,524	$16,334
Service provider	61,608	67,522
Total revenue	73,132	83,856
Operating expenses
Operations and support	8,287	12,209
Selling	26,357	27,832
Marketing	9,823	19,115
Product and technology	14,313	10,034
General and administrative	10,866	18,685
Total operating expenses	69,646	87,875
Operating income (loss)	3,486	(4,019)
Interest expense, net	1,496	616
Income (loss) before income taxes	1,990	(4,635)
Income tax expense	10	7
Net income (loss)	$1,980	$(4,642)

Net income (loss) per common share — basic	$0.03	$(0.08)
Net income (loss) per common share — diluted	0.03	(0.08)

Weighted-average number of common shares outstanding — basic	59,509	58,614
Weighted-average number of common shares outstanding — diluted	59,862	58,614

Non-cash stock-based compensation expense
Operations and support	$42	$31
Selling	448	279
Marketing	52	106
Product and technology	569	309
General and administrative	2,145	2,940
Total non-cash stock-based compensation expense	$3,256	$3,665

Reconciliation of net income (loss) to Adjusted EBITDA[1]
Net income (loss)	$1,980	$(4,642)
Income tax expense	10	7
Interest expense, net	1,496	616
Depreciation and amortization	4,001	1,675
Non-cash stock-based compensation expense	3,256	3,665
Legal settlement accrual	—	3,500
Adjusted EBITDA[1]	$10,743	$4,821

1 Adjusted EBITDA is a non-GAAP financial measure.

Angie’s List, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2017	2016

	(Unaudited)
Operating activities
Net income (loss)	$1,980	$(4,642)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,001	1,675
Amortization of debt discount, deferred financing fees and bond premium	237	167
Non-cash stock-based compensation expense	3,256	3,665
Non-cash long-lived asset impairment charge	190	—
Non-cash loss on disposal of long-lived assets	2	153
Deferred income taxes	5	—
Changes in certain assets:
Accounts receivable, net	578	807
Prepaid expenses and other current assets	(3,672)	(3,080)
Changes in certain liabilities:
Accounts payable	1,483	(490)
Accrued liabilities	(1,072)	14,609
Deferred advertising revenue	372	(608)
Deferred membership revenue	(3,168)	(3,055)
Net cash provided by operating activities	4,192	9,201

Investing activities
Purchases of investments	—	(4,071)
Sales of investments	4,341	4,320
Property, equipment and software	(134)	(904)
Capitalized website and software development costs	(1,906)	(5,489)
Intangible assets	(31)	(122)
Net cash provided by (used in) investing activities	2,270	(6,266)

Financing activities
Proceeds from exercise of stock options	48	2
Taxes paid on behalf of employees related to net share settlement	(67)	(127)
Purchases of treasury stock	(15)	—
Payments on capital lease obligation	(41)	(57)
Net cash (used in) financing activities	(75)	(182)
Net increase in cash and cash equivalents	$6,387	$2,753
Cash and cash equivalents, beginning of period	22,402	32,599
Cash and cash equivalents, end of period	$28,789	$35,352

About Angie’s List
Finding a pro for a job well done is made easy online by visiting Angieslist.com. Nearly six million members nationwide use Angie’s List, a leading provider of reviews, offers and information in over 700 service categories, to help them improve their homes. Built on a foundation of more than 10 million verified reviews of local service, Angie’s List connects members directly to its online marketplace of services and offers unique tools and support designed to improve the local service experience for both members and service professionals.

Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States (“GAAP”), we disclose in this press release financial information that was not prepared in accordance with GAAP. This information includes non-GAAP Adjusted EBITDA, which we generally define as earnings before interest, income taxes, depreciation and amortization, non-cash stock-based compensation expense, amounts recorded for any legal settlement accrual and certain non-cash long-lived asset impairment charges, as applicable. We use Adjusted EBITDA internally in analyzing our financial results and performance and determined to disclose this measure as we believe it is useful, as a supplement to GAAP measures, in evaluating our operating performance relative to our industry sector and competitors, thereby providing additional insight for investors to use with respect to our ongoing operating results and trends. Adjusted EBITDA, as defined in the financing agreement that governs our long-term indebtedness, is also a financial debt covenant with which we are required to comply, further supporting our decision to disclose this measure. However, non-GAAP financial measures such as Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. We have significant uses of cash flows, including capital expenditures and other contractual commitments, interest payments and income taxes that are not reflected in Adjusted EBITDA. Adjusted EBITDA does not consider the potentially dilutive impact of issuing non-cash stock-based compensation to our management and other employees. It should also be noted that other companies, including companies in the same industry, may calculate Adjusted EBITDA in a different manner than we do. We provide a reconciliation of the Adjusted EBITDA measure to the most directly comparable GAAP financial measure herein.

Forward-Looking and Cautionary Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding market and industry prospects and future results of operations or financial position, made in this press release are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may”, “should”, “will”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. The forward-looking information may include, among other information, statements concerning our estimated and projected earnings, revenues, costs, expenditures, cash flows, growth rates, financial results, our plans and objectives for future operations, changes to our business model, growth initiatives or strategies, profitability plans, evaluation of strategic alternatives, availability of debt or equity financing to support our liquidity needs or the expected outcome or impact of pending or threatened litigation. There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Risks and uncertainties may affect the accuracy of forward-looking statements.
For a discussion of these factors and other risks and uncertainties that may affect our business or cause actual results to differ materially from those contained in our forward-looking statements, please refer to the filings we make with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
These documents are or will be available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at http://investor.angieslist.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.
Contact

Investor Relations:	Public Relations:
Leslie Arena	Cheryl Reed
317-808-4527	317-396-9134
lesliea@angieslist.com	cherylr@angieslist.com